UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Statements

On August 12, 2008, WellCare Health Plans, Inc. (the “Company”) filed a Form 12b-25 with the United States Securities and Exchange Commission to report that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.  The Form 12b-25 included the following narrative:

“The Quarterly Report on Form 10-Q of WellCare Health Plans, Inc. (the “Company”) for the quarter ended June 30, 2008, could not be filed with the Securities and Exchange Commission on a timely basis in light of the circumstances described below.

Restatement

As previously disclosed, certain federal and state agencies executed a search warrant on October 24, 2007 at the headquarters of WellCare Health Plans, Inc. (referred to in this Form 12b-25 as “we,” “our,” “us,” or the “Company”) in Tampa, Florida.  Our Board of Directors (the “Board”) formed a special committee (the “Special Committee”) comprised of independent directors to, among other things, investigate independently and otherwise assess the facts and circumstances raised in any federal or state regulatory or enforcement inquiries (including, without limitation, any matters relating to accounting and operational issues) and in any private party proceedings, and develop and recommend to the Board for its consideration remedial measures.  The Special Committee retained the law firm of Davis Polk & Wardwell to advise and assist it in the investigation. The Special Committee and the Company are cooperating fully with regulators and enforcement officials.

As previously announced, upon consideration of certain issues identified in the Special Committee investigation, on July 18, 2008, the Audit Committee of the Board (the “Audit Committee”), after discussions with management and our independent registered accounting firm, recommended to the Board that our previously issued audited consolidated financial statements for the years ended December 31, 2004, 2005 and 2006 be restated.  In addition, in light of the work of the Special Committee, we reassessed our previously issued unaudited condensed consolidated financial statements for the three months ended March 31 and June 30, 2007.  Based on such reassessment, the Audit Committee, after discussions with management and our independent registered accounting firm, also recommended to the Board that our previously issued unaudited condensed consolidated financial statements for the three months ended March 31 and June 30, 2007 be restated.  In this Form 12b-25, the years ended December 31, 2004, 2005 and 2006, and the three months ended March 31 and June 30, 2007, are referred to collectively as the “Restatement Period.”

As previously announced, upon the recommendation of the Audit Committee, the Board concluded on July 21, 2008 that our previously issued consolidated financial statements for the Restatement Period need to be restated.  Accordingly, our previously issued consolidated financial statements for the Restatement Period and the corresponding report of our independent registered accounting firm, Deloitte & Touche LLP, included in our previously filed 2006 Annual Report on Form 10-K, should no longer be relied upon.

The Special Committee’s review is ongoing.  Although we cannot provide any assurances, at the present time we do not believe that the work currently being performed by the Special Committee will require any material adjustments to our previously issued financial statements beyond those previously disclosed.

Also as previously announced, until the independent investigation conducted by the Special Committee is complete or substantially complete, the Company, in addition to having been unable to file its Form 10-Q for the quarter ended September 30, 2007, its Form 10-K for the year ended December 31, 2007 (the “2007 10-K”) or its Form 10-Q for the quarter ended March 31, 2008, will not be in a position to file its Form 10-Q for the quarter ended June 30, 2008 by the required filing date or on or before the fifth calendar day following the required filing date as prescribed by Rule 12b-25.

As a result of the delay in its filing of the 2007 10-K, the Company is subject to the New York Stock Exchange’s late filing procedures as they pertain to annual reports.

The Company currently intends to present the restated consolidated financial statements and related financial information in the 2007 10-K.  The Company also expects to file its Form 10-Q for the quarter ended September 30, 2007, Form 10-Q for the quarter ended March 31, 2008, Form 10-Q for the quarter ended June 30, 2008 and any subsequently delayed reports at the time of, or shortly after, the filing of the 2007 10-K.  The Company is currently in the process of preparing the above-described reports and is currently unable to estimate the timing for filing these reports.

Anticipated Significant Changes in Results of Operations

Although the Company is unable to file its Form 10-Q for the quarter ended June 30, 2008 on a timely basis, it anticipates that it will experience significant changes in its results of operations from the corresponding period for the last fiscal year to be reflected by the earnings statements to be included in such report when ultimately filed.  Further, at this time, the Company is preparing its financial statements for the Restatement Period and, therefore, has not been able to finalize the financial statements for the three and six months ended June 30, 2008.  However, the Company’s results for the three and six months ended June 30, 2008 are expected to reflect significant changes from the same periods in 2007.

As reflected in the following table, which is organized by segment and line of business, the Company’s total membership as of June 30, 2008 has increased from the prior year period.

	June 30, 2008	June 30, 2007
Medicaid
TANF	1,006,000	858,000
S-CHIP	186,000	217,000
SSI	73,000	70,000
FHP	28,000	31,000
	1,293,000	1,176,000

Medicare
MA	231,000	155,000
PDP	999,000	971,000
	1,230,000	1,126,000

Total	2,523,000	2,302,000

The increase in the Company’s total membership from the prior year period is anticipated to cause increases in the Company’s premium revenues and medical benefits and other expenses.  The Company currently anticipates that its revenues and medical benefits expenses for the three and six months ended June 30, 2008 will be significantly higher than in the same periods for 2007 due to the changes in the numbers and demographic mix of membership principally occurring in the Company’s Medicare Advantage plans and Ohio Medicaid market.  The Company also anticipates that its net income will be substantially lower in the three and six months ended June 30, 2008 than in the same periods in 2007 and that it may incur a net loss, in large part resulting from the following two significant factors:

•
The increase in medical benefits expense is anticipated to outpace the increase in revenue in the three and six months ended June 30, 2008 compared to the same periods in 2007 primarily due to a widening of the CMS-sponsored Medicare Part D risk corridors in 2008, which had the effect of increasing the medical expenses incurred by the Part D product in the three and six months ended June 30, 2008 as well as increasing the seasonality of medical expenses associated with the Part D product; and

•
Administrative expenses associated with or consequential to the government and Special Committee investigations, including legal fees, consulting fees, employee recruitment and retention costs, and similar expenses which are anticipated to be approximately $32 million in the three months ended June 30, 2008 compared to $0 in the prior year period.  Expenses similar to those above are anticipated to be approximately $64 million in the six months ended June 30, 2008 compared to $0 in the prior year period.  Additional expenses associated with the Company’s previously announced reduction in force resulted in expense of approximately $3 million in the three and six months ended June 30, 2008 compared to $0 in the same periods in 2007.

In addition to the anticipated significant changes noted above, there may be other significant changes in the Company’s results of operations that have not yet been identified as of the date of this report when the Company subsequently files its Form 10-Q for the three months ended June 30, 2008.  In particular, the Company currently expects to restate financial information that was included in its previously filed reports on Form 10-Q for the three months ended March 31, 2007 and June 30, 2007.  In connection with preparing the financial statements for the Restatement Period, there may be significant adjustments to the Company’s previously issued financial statements, including previously issued reports on Form 10-Q for the three months ended March 31, 2007 and June 30, 2007 that are different from or in addition to those previously disclosed, including, without limitation, the Company’s significant estimates for these periods.  Consequently, there may be additional significant changes not yet identified when comparing its results of operations for the same periods in 2007 and 2008.”

The information furnished herewith pursuant to Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 8.01                      Other Events

On August 15, 2008, the following subsidiaries of the Company filed quarterly unaudited financial statements for the quarter ended June 30, 2008 (the “Health Quarterly Statements”) with state regulatory authorities in each jurisdiction:

·	WellCare of Florida, Inc.
·	HealthEase of Florida, Inc.
·	WellCare of Connecticut, Inc.
·	WellCare of Georgia, Inc.
·	WellCare of Louisiana, Inc.
·	WellCare of Ohio, Inc.
·	WellCare of Texas, Inc.
·	WellCare Health Plans of New Jersey, Inc.
·	WellCare Health Insurance of Illinois, Inc.
·	WellCare Prescription Insurance, Inc.
·	WellCare Health Insurance of Arizona, Inc.
·	WellCare Health Insurance of New York, Inc.
·	Harmony Health Plan of Illinois, Inc.
·	Harmony Behavioral Health of Florida, Inc.

In preparing the Health Quarterly Statements, the Company has considered information about the ongoing investigations discussed above known to the Company as of the date hereof.  However, the information contained in the Health Quarterly Statements may be subject to adjustment based on the outcome of the pending investigations, as new information becomes available to the Company or as the Company prepares the financial statements for the Restatement Period.  The Health Quarterly Statements filed in each of the states listed above have been prepared in accordance with the requirements of each respective state’s law and have not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Additionally, the Health Quarterly Statements filed in each of the states listed above should not be considered, individually or in the aggregate, as representative or indicative of the Company’s results of operations or financial condition on a consolidated GAAP basis.

When the 2007 10-K and quarterly reports on Form 10-Q discussed above under Item 2.02, “Results of Operations and Financial Statements,” are ultimately filed in connection with the restatement, there may be other significant changes in the Company’s results of operations that have not yet been identified as of the date of this Current Report on Form 8-K.  In connection with preparing the financial statements for the Restatement Period, there may be significant adjustments to the Company’s previously issued financial statements, including previously issued reports on Form 10-Q for the three months ended March 31, 2007 and June 30, 2007, that are different from or in addition to those previously disclosed, including, without limitation, the Company’s significant estimates for these periods.  Consequently, the Health Quarterly Statements for each of the corresponding periods may also be materially different than those previously filed with state regulatory authorities in each jurisdiction.

Copies of the Health Quarterly Statements for each of the subsidiaries listed above can be accessed at the Company’s website at www.wellcare.com/investor relations/financial reports/statutory filings. (http://ir.wellcare.com/phoenix.zhtml?c=176521&p=irol-statfiling)

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995.  All statements other than those that are purely historical are forward-looking statements.  Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements.  Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the possibility that specified financial data contained in the Health Quarterly Statements may be adjusted based on the outcome of the previously disclosed investigations, the effectiveness of the Company’s disclosure controls and procedures, and material weaknesses in internal control over financial reporting, to differ materially from those in the forward-looking statements.

These factors include, among other things, the risk that additional information may arise from the preparation of the Company’s restated consolidated financial statements and that its internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected.  Furthermore, there can be no assurance that additional issues or matters will not arise from the matters discussed above under “Other Proceedings” in the Company’s Current Report on Form 8-K filed on July 21, 2008.

For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Item 1A — Risk Factors” in the Compay’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”), as supplemented by the reports the Company has filed since the 2006 10-K, as well as the additional risk factors noted below.  Readers are strongly urged to review all such filings for a more detailed discussion of the Company’s risks and uncertainties.  The Company assumes no obligation to update any forward-looking statements and expressly disclaims any duty to update the information referred to in this filing except as required by law.

As noted above, the Company is subject to pending investigations by federal and state regulatory and enforcement agencies.  In the event those, or any future, investigations result in criminal or other sanctions against the Company for health care related violations or otherwise, it could be disqualified from doing business in one or more jurisdictions under various statutes, regulations and contracts.

In addition, sanctions in the form of fines, penalties and interest, among other things, could be imposed on the Company, and the Company could be disqualified from participating in one or more health care funding programs which are material to its business.  Any such disqualifications and/or sanctions could have a material adverse effect on the Company’s business, operations, financial results and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer